Exhibit 99.1
Thoughtworks Reports Strong Second Quarter 2022 Financial Results
•Revenues of $332.1 million for the second quarter
•Reported revenue growth of 27.5%; 33.5% on a constant currency basis for the second quarter
CHICAGO, IL., (August 15, 2022) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the second quarter of 2022 and provided an updated financial outlook for the full year and third quarter of 2022.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "I am pleased to report strong results in the second quarter, driven by the continued demand for our digital transformation services in all regions. Revenue growth was 27.5%, 33.5% in constant currency, compared to the second quarter of 2021, as clients continue to trust Thoughtworks to tackle their biggest technology challenges. By connecting strategy to execution through innovative experience design and world-class software engineering we add value to our clients' businesses. Our employee brand and unique culture have helped to improve our attrition rate again this quarter and we now have more than 12,000 Thoughtworkers creating extraordinary impact for our clients."
Second quarter 2022 highlights
•Revenues of $332.1 million, an increase of 27.5% year-over-year and 33.5% on a constant currency basis1
•Diluted loss per common share of $(0.10) compared to $(0.18) for the second quarter of 2021
•Adjusted Diluted Earnings per Share ("Adjusted Diluted EPS") of $0.11 compared to $0.10 for the second quarter of 2021
•Stock-based compensation of $55.2 million compared to $8.4 million for the second quarter of 2021
•In April 2022, we completed the acquisition of Connected Lab Inc. ("Connected"), an end-to-end product design and development firm, which will advance our capabilities in solving business problems through product-led design processes, from defining the strategy to discovery and delivery.
YTD second quarter 2022 highlights
•Revenues of $653.0 million, an increase of 31.1% year-over-year and 35.7% on a constant currency basis
•Net loss of $(89.9) million, a decrease of 344.7% compared to the six months ended June 30, 2021; net loss margin of (13.8)% compared to net income margin of 7.4% for the six months ended June 30, 2021
•Adjusted EBITDA of $131.4 million, an increase of 25.1% compared to the six months ended June 30, 2021; Adjusted EBITDA Margin of 20.1% compared to 21.1% for the six months ended June 30, 2021
1 Revenue Growth Rate at constant currency, Adjusted EBITDA, and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.

•Diluted loss per common share of $(0.29) compared to $(0.10) for the six months ended June 30, 2021
•Adjusted Diluted EPS of $0.25 compared to $0.24 for the six months ended June 30, 2021
•Stock-based compensation of $175.9 million, which includes $47.7 million related to the approval of China SAFE during the first quarter2, compared to $10.2 million for the six months ended June 30, 2021
Financial review of second quarter 2022 results
Revenues for the second quarter were $332.1 million, an increase of 27.5% year-over-year and 33.5% on a constant currency basis. Revenues for the quarter reflect a foreign currency translation impact of negative 6.0%, compared with the negative 3.3% impact previously assumed. Adjusting for the actual foreign currency translation impact, our guided range for second quarter revenues was approximately $321 million to $322 million. Our second quarter revenues were approximately $10 million above the high point of this adjusted range and $3.1 million above the high point of our reported range of $329 million, with sequential quarter on quarter growth of 3.5%. Acquisitions completed in the last twelve months contributed approximately 2% to revenue growth in the quarter.
Gross margin for the second quarter was 27.8% compared to 41.5% in the second quarter of 2021, primarily impacted by $38.9 million of stock-based compensation recorded in cost of revenues.
Adjusted Gross Margin for the second quarter was 40.6% compared to 43.5% in the second quarter of 2021.
Selling, general and administrative (“SG&A”) expenses for the second quarter were $96.3 million, 29.0% of revenues compared to $68.8 million, or 26.4% of revenues, for the second quarter of 2021, primarily impacted by $16.3 million of stock-based compensation.
Adjusted SG&A for the second quarter was $78.6 million, or 23.7% of revenues, compared to $61.7 million, or 23.7% of revenues, for the second quarter of 2021.
Net loss and net loss margin for the second quarter was $(30.0) million and (9.0)%, respectively, compared to net income and net income margin of $18.2 million and 7.0%, respectively, for the second quarter of 2021, primarily impacted by $55.2 million of stock-based compensation.
Adjusted EBITDA for the second quarter was $58.5 million, an increase of 14.2% compared to the second quarter of 2021. Adjusted EBITDA Margin was 17.6% compared to 19.7% for the second quarter of 2021.
Diluted loss per common share for the second quarter was $(0.10) compared to $(0.18) for the second quarter of 2021.
Adjusted Diluted EPS for the second quarter of $0.11 compared to $0.10 for the second quarter of 2021, after adjusting for $15.4 million of unrealized foreign exchange losses, $55.2 million of stock-based compensation , $3.3 million of intangibles amortization, $1.3 million of acquisition costs, $0.1 million of non-recurring professional fees, $(0.1) million of employer payroll related expense on employee equity incentive plan, $0.3 million of final tax assessment for closed operations, $0.5 million of change in fair value of contingent consideration and $(8.8) million in income tax effects for the aforementioned adjustments.
2 During the first quarter, the Company recorded stock-based compensation expense for equity awards that were previously awarded to participants but were contingent upon the successful and active registration with the State Administration of Foreign Exchange of the People's Republic of China (“China SAFE”), which occurred on February 25, 2022.

We saw strong growth for the quarter across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: LATAM 35.1%; North America 35.0%; APAC 22.4%; and Europe 21.9% compared with the second quarter of 2021.
We also continued to see strong growth across our industry verticals during the quarter. Revenue growth by industry was as follows:
•Industry vertical revenues increased: Financial services and insurance 46.1%; Technology and business services 36.2%; Retail and consumer 31.0%; Automotive, travel and transportation 20.1%; and Energy, public and health services 9.1% compared with the second quarter of 2021.
Financial review of YTD second quarter 2022 results
Revenues for the six months ended June 30, 2022 were $653.0 million, an increase of 31.1% year-over-year and 35.7% on a constant currency basis. Acquisitions completed in the last twelve months contributed approximately 1% to revenue growth for the six months ended June 30, 2022.
Our overall bookings for the trailing twelve months ended June 30, 2022 increased by 30.8% year on year to $1.5 billion with strong momentum across geographies and verticals. For the trailing twelve months ended June 30, 2022, we had 35 clients with bookings greater than $10 million compared to 28 clients for the trailing twelve months ended June 30, 2021.
Gross margin for the six months ended June 30, 2022 was 23.0% compared to 42.4% for the six months ended June 30, 2021, primarily impacted by $122.3 million of stock-based compensation2 recorded in cost of revenues.
Adjusted Gross Margin for the six months ended June 30, 2022 was 43.1% compared to 44.1% for the six months ended June 30, 2021.
SG&A expenses for the six months ended June 30, 2022 were $208.0 million, 31.9% of revenues, compared to $135.3 million, or 27.2% of revenues, for the six months ended June 30, 2021, primarily impacted by $53.6 million of stock-based compensation2.
Adjusted SG&A for the six months ended June 30, 2022 was $151.1 million, or 23.1% of revenues, compared to $115.3 million, or 23.1% of revenues, for the six months ended June 30, 2021.
Net loss and net loss margin for the six months ended June 30, 2022 were $(89.9) million and (13.8)%, respectively, compared to net income and net income margin of $36.7 million and 7.4%, respectively, for the six months ended June 30, 2021, impacted primarily by $175.9 million of stock-based compensation2.
Adjusted EBITDA for the six months ended June 30, 2022 was $131.4 million, an increase of 25.1% compared to the six months ended June 30, 2021. Adjusted EBITDA Margin for the six months ended June 30, 2022 was 20.1% compared to 21.1% for the six months ended June 30, 2021.
Diluted loss per common share for the six months ended June 30, 2022 was $(0.29) compared to $(0.10) for the six months ended June 30, 2021.
Adjusted Diluted EPS for the six months ended June 30, 2022 was $0.25 compared to $0.24 for the six months ended June 30, 2021, after adjusting for $9.5 million of unrealized foreign exchange losses, $175.9 million of stock-based compensation2, $6.3 million of intangibles amortization, $1.3 million of acquisition costs, $0.9 million of non-recurring professional fees, $3.5 million of employer payroll related expense on employee equity incentive plan, $0.3 million of final tax assessment for closed operations, $0.5 million of change in fair value of contingent consideration and $(27.3) million in income tax effects for the aforementioned adjustments.

We saw strong growth for the six months ended June 30, 2022 across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: North America 35.4%; APAC 30.7%; LATAM 29.5%; and Europe 25.7% compared with the six months ended June 30, 2021.
We also continued to see strong growth across our industry verticals during the six months ended June 30, 2022. Revenue growth by industry was as follows:
•Industry vertical revenues increased: Financial services and insurance 57.3%; Retail and consumer 40.6%; Technology and business services 32.7%; Automotive, travel and transportation 18.0%; and Energy, public and health services 14.8% compared with the six months ended June 30, 2021.
We continue to have strong liquidity. We had cash and cash equivalents of $274.5 million as of June 30, 2022, along with $165.0 million of borrowing capacity under our revolving credit line. In July 2022, we repaid an additional $100.0 million of debt, which decreased our total debt outstanding, before deferred financing fees, to $406.1 million, compared to the $506.1 million at June 30, 2022. Cash flow provided by operations was $27.6 million in the second quarter of 2022 compared to $30.5 million in the second quarter of 2021 and $21.5 million for the six months ended June 30, 2022 compared to $60.3 million for the six months ended June 30, 2021. Free Cash Flow in the second quarter of 2022 was $20.2 million compared to $22.3 million in the second quarter of 2021 and $9.0 million for the six months ended June 30, 2022 compared to $46.5 million for the six months ended June 30, 2021.
Financial outlook
Thoughtworks provides the following updated outlook for the third quarter and full year 2022:
Third quarter
Thoughtworks expects the following for the third quarter:
•Revenues in the range of $327 million to $329 million, reflecting year-over-year growth at the midpoint of 15.1%, or 21.8% on a constant currency basis. Acquisitions are expected to contribute approximately 3% to year-over-year revenue growth in the quarter;
•Adjusted EBITDA Margin in the range of 17.0% to 18.0%;
•Adjusted Diluted EPS in the range of $0.10 to $0.11 for the quarter, assuming a weighted average of 332 million diluted outstanding shares for the quarter; and
•Stock-based compensation expense of $52 million for the quarter.
Full year
Thoughtworks expects the following for the full year:
•Revenue growth in the range of 29.5% to 30.5% year-over-year on a constant currency basis. Revenue growth on a reported basis in the range of 24.2% to 25.2% which includes a negative foreign currency translation impact of approximately 5.3%. Acquisitions are expected to contribute approximately 2% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 19.0% to 20.0%; and
•Adjusted Diluted EPS in the range of $0.47 to $0.50 for the year, assuming a weighted average of 332 million diluted outstanding shares for the year.

Conference call information
Thoughtworks will host a conference call and webcast call at 8:00 a.m. Eastern Time on Monday, August 15, 2022, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are 12,000+ Thoughtworkers strong across 50 offices in 17 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Investor Relations: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions; the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; and our ability to successfully execute our growth strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings and reports that Thoughtworks may file from time to time with the SEC. Except as required by law,

Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan,

acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized loss (gain) on foreign currency exchange, stock-based compensation expense, employer payroll related expense on employee equity incentive plan, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs, the change in fair value of contingent consideration, final tax assessment for closed operations and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted (loss) earnings per common share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjusting for preferred stock dividends, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income excluding income tax expense, interest expense, other expense (income), net, unrealized loss (gain) on foreign currency exchange, stock-based compensation expense, employer payroll related expense on employee equity incentive plan, depreciation and amortization expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs and final tax assessment for closed operations. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.

Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues	$332,107	$260,432	$653,047	$498,094
Operating expenses:
Cost of revenues	239,741	152,311	503,090	287,102
Selling, general and administrative expenses	96,294	68,831	208,028	135,347
Depreciation and amortization	4,215	4,488	10,061	8,834
Total operating expenses	340,250	225,630	721,179	431,283
(Loss) income from operations	(8,143)	34,802	(68,132)	66,811
Other (expense) income:
Interest expense	(4,984)	(7,388)	(9,631)	(13,582)
Net realized and unrealized foreign currency (loss) gain	(13,432)	994	(8,487)	(1,674)
Other (expense) income, net	(413)	83	(325)	144
Total other expense	(18,829)	(6,311)	(18,443)	(15,112)
(Loss) income before income taxes	(26,972)	28,491	(86,575)	51,699
Income tax expense	3,020	10,339	3,321	14,962
Net (loss) income	$(29,992)	$18,152	$(89,896)	$36,737

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(18,602)	2,075	(24,281)	(1,893)
Comprehensive (loss) income	$(48,594)	$20,227	$(114,177)	$34,844

Net loss per common share:
Basic loss per common share	$(0.10)	$(0.18)	$(0.29)	$(0.10)
Diluted loss per common share	$(0.10)	$(0.18)	$(0.29)	$(0.10)

Weighted average shares outstanding:
Basic	310,575,050	228,078,205	308,394,443	234,995,786
Diluted	310,575,050	228,078,205	308,394,443	234,995,786

Stock-based compensation expense included in the condensed consolidated statements of (loss) income and comprehensive (loss) income was as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cost of revenues	$38,852	$2,534	$122,345	$3,316
Selling, general and administrative expenses	16,334	5,828	53,577	6,920
Total stock-based compensation expense	$55,186	$8,362	$175,922	$10,236

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$274,527	$368,209
Trade receivables, net of allowance of $11,774 and $8,916, respectively	160,490	145,874
Unbilled receivables	149,554	104,057
Prepaid expenses and other current assets	33,940	60,799
Total current assets	618,511	678,939
Property and equipment, net	36,593	34,500
Right-of-use assets	43,621	—
Intangibles and other assets:
Goodwill	401,810	346,719
Trademark	273,000	273,000
Customer relationships, net	131,437	125,867
Other non-current assets	33,434	25,125
Total assets	$1,538,406	$1,484,150
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,643	$4,773
Long-term debt - current	7,150	7,150
Income taxes payable	25,154	15,693
Accrued compensation	80,275	79,460
Deferred revenue	5,601	13,807
Value-added tax and sales tax payable	3,998	7,954
Accrued expenses	37,324	51,693
Lease liabilities, current	16,411	—
Total current liabilities	182,556	180,530
Lease liabilities, non-current	30,042	—
Long-term debt, less current portion	494,193	497,380
Deferred tax liabilities	68,835	78,944
Other long-term liabilities	18,934	18,805
Total liabilities	794,560	775,659
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 361,742,758 and 356,117,752 issued, 310,964,304 and 305,132,181 outstanding at June 30, 2022 and December 31, 2021, respectively	362	356
Treasury stock, 50,778,454 and 50,985,571 shares at June 30, 2022 and December 31, 2021, respectively	(626,845)	(629,424)
Additional paid-in capital	1,538,418	1,390,630
Accumulated other comprehensive loss	(35,144)	(10,863)
Retained deficit	(132,945)	(42,208)
Total stockholders' equity	743,846	708,491
Total liabilities and stockholders' equity	$1,538,406	$1,484,150

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(89,896)	$36,737
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	16,656	14,041
Bad debt expense (recovery)	2,038	(515)
Deferred income tax benefit	(20,865)	(1,923)
Stock-based compensation expense	175,685	10,236
Unrealized foreign currency exchange losses	9,507	2,519
Non-cash lease expense on right-of-use assets	8,870	—
Other operating activities, net	1,134	1,091
Changes in operating assets and liabilities:
Trade receivables	(20,069)	14,067
Unbilled receivables	(48,629)	(26,734)
Prepaid expenses and other assets	(2,690)	(36,838)
Lease liabilities	(6,951)	—
Accounts payable	1,699	3,615
Accrued expenses and other liabilities	(5,012)	44,000
Net cash provided by operating activities	21,477	60,296
Cash flows from investing activities:
Purchase of property and equipment	(12,459)	(13,824)
Proceeds from disposal of fixed assets	267	193
Acquisitions, net of cash acquired	(65,410)	(44,759)
Net cash used in investing activities	(77,602)	(58,390)
Cash flows from financing activities:
Proceeds from issuance of Series A redeemable convertible preferred stock, net of issuance costs	—	380,994
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance costs	—	122,228
Proceeds from issuance of common stock	—	1,873
Payments of obligations of long-term debt	(3,575)	(133,134)
Payments of debt issuance costs	—	(7,098)
Proceeds from borrowings on long-term debt	—	401,285
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	3,928	86
Shares and options purchased under tender offer	—	(701,960)
Dividends paid	—	(315,003)
Withholding taxes paid on tender offer	(15,469)	—
Withholding taxes paid on dividends previously declared	(10,009)	—
Withholding taxes paid related to net share settlement of equity awards	(29,026)	—
Other financing activities, net	(48)	36
Net cash used in financing activities	(54,199)	(250,693)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,884)	(662)
Net decrease in cash, cash equivalents and restricted cash	(119,208)	(249,449)
Cash, cash equivalents and restricted cash at beginning of the period	394,942	492,199
Cash, cash equivalents and restricted cash at end of the period	$275,734	$242,750

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six months ended June 30,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$8,987	$12,373
Income taxes paid	$10,554	$13,189

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued expenses	$—	$25,478
Withholding taxes payable included within accrued compensation	$219	$—

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$274,527	$215,950
Restricted cash included in other current assets	—	25,478
Restricted cash included in other non-current assets	1,207	1,322
Total cash, cash equivalents and restricted cash	$275,734	$242,750

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(29,992)	$18,152	$(89,896)	$36,737
Income tax expense	3,020	10,339	3,321	14,962
Interest expense	4,984	7,388	9,631	13,582
Other expense (income), net	413	(83)	325	(144)
Unrealized foreign exchange losses (gains)	15,354	(1,410)	9,507	2,519
Stock-based compensation	55,186	8,362	175,922	10,236
Depreciation and amortization	8,074	7,157	16,656	14,041
Acquisition costs (a)	1,282	1,083	1,302	7,486
Certain professional fees (b)	63	198	866	1,846
Non-recurring tender offer compensation expense (c)	—	1	—	2,715
IPO-related costs (d)	—	32	—	1,075
Employer payroll related expense on employee equity incentive plan (e)	(125)	—	3,497	—
Final tax assessment for closed operations (f)	258	—	258	—
Adjusted EBITDA	$58,517	$51,219	$131,389	$105,055
Net (loss) income margin	(9.0)%	7.0%	(13.8)%	7.4%
Adjusted EBITDA Margin	17.6%	19.7%	20.1%	21.1%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net (loss) income allocated to common shareholders	$(29,992)	$(41,490)	$(89,896)	$(22,905)
Preferred stock dividends	—	59,642	—	59,642
Net (loss) income	(29,992)	18,152	(89,896)	36,737
Unrealized foreign exchange losses (gains)	15,354	(1,410)	9,507	2,519
Stock-based compensation	55,186	8,362	175,922	10,236
Amortization of acquisition-related intangibles	3,303	3,052	6,295	6,033
Acquisition costs (a)	1,282	1,083	1,302	7,486
Certain professional fees (b)	63	198	866	1,846
Non-recurring tender offer compensation expense (c)	—	1	—	2,715
IPO-related costs (d)	—	32	—	1,075
Employer payroll related expense on employee equity incentive plan (e)	(125)	—	3,497	—
Final tax assessment for closed operations (f)	258	—	258	—
Change in fair value of contingent consideration (g)	528	—	528	—
Income tax effects of adjustments (h)	(8,849)	(5,124)	(27,279)	(9,222)
Adjusted Net Income	$37,008	$24,346	$81,000	$59,425

GAAP diluted weighted average common shares outstanding	310,575,050	228,078,205	308,394,443	234,995,786
Employee stock options and RSUs	20,771,926	12,282,343	22,068,402	12,285,045
Adjusted diluted weighted average common shares outstanding	331,346,976	240,360,548	330,462,845	247,280,831
GAAP diluted loss per common share	$(0.10)	$(0.18)	$(0.29)	$(0.10)
Adjusted Diluted EPS	$0.11	$0.10	$0.25	$0.24

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross profit, GAAP	$92,366	$108,121	$149,957	$210,992
Stock-based compensation	38,852	2,534	122,345	3,316
Employer payroll related expense on employee equity incentive plan (e)	(99)	—	2,277	—
Depreciation expense	3,859	2,669	6,595	5,207
Adjusted Gross Profit	$134,978	$113,324	$281,174	$219,515
Gross margin, GAAP	27.8%	41.5%	23.0%	42.4%
Adjusted Gross Margin	40.6%	43.5%	43.1%	44.1%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
SG&A, GAAP	$96,294	$68,831	$208,028	$135,347
Stock-based compensation	(16,334)	(5,828)	(53,577)	(6,920)
Acquisition costs (a)	(1,282)	(1,083)	(1,302)	(7,486)
Certain professional fees (b)	(63)	(198)	(866)	(1,846)
Non-recurring tender offer compensation expense (c)	—	(1)	—	(2,715)
IPO-related costs (d)	—	(32)	—	(1,075)
Employer payroll related expense on employee equity incentive plan (e)	26	—	(1,220)	—
Adjusted SG&A	$78,641	$61,689	$151,063	$115,305
SG&A margin, GAAP	29.0%	26.4%	31.9%	27.2%
Adjusted SG&A Margin	23.7%	23.7%	23.1%	23.1%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(d)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(e)We exclude employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(f)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(g)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(h)Adjusts for the income tax effects of the foregoing adjusted items.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$27,572	$30,535	$21,477	$60,296
Purchase of property and equipment	(7,325)	(8,240)	(12,459)	(13,824)
Free Cash Flow	$20,247	$22,295	$9,018	$46,472